As filed with the Securities and Exchange Commission on September 18, 1997
                                                           Registration No. 333-

                                ---------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    Form S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                ---------------

                       ELECTRO SCIENTIFIC INDUSTRIES, INC.
               (Exact name of registrant as specified in charter)

                                ---------------

              OREGON                                            93-0370304
   (State or other jurisdiction                               (IRS Employer
 of incorporation or organization)                          Identification No.)

   13900 NW Science Park Drive
        Portland, Oregon                                           97229
     (Address of Principal                                       (Zip Code)
       Executive Offices)

                                ---------------

                              DONALD R. VANLUVANEE
                      President and Chief Executive Officer
                       Electro Scientific Industries, Inc.
                           13900 NW Science Park Drive
                               Portland, OR 97229
                     (Name and address of agent for service)

  Telephone number, including area code, of agent for service: (503) 641-4141

                                    Copy to:

                                ANNETTE M. MULEE
                                   Stoel Rives
                               900 SW Fifth Avenue
                           Portland, Oregon 97204-1268

        Approximate date of commencement of proposed sale to the public:
        As soon as practicable after this registration becomes effective

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with a dividend or interest reinvestment plan, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------
                                             Proposed        Proposed        Amount
                                             Maximum         Maximum         of
                         Amount              Offering        Aggregate       Regis-
Title of Securities      to Be               Price Per       Offering        tration
to Be Registered         Registered          Share(1)        Price(1)        Fee
-------------------      ----------          ---------       ---------       -------
Common Stock,
 without par value       100,000 Shares      $51.7375        $5,173,750      $1,568

------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. The calculation of the registration fee is based on $51.7375, which was the average of the high and low prices of the Common Stock on September 17, 1997 as reported in The Wall Street Journal for NASDAQ National Market Issues.

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

PROSPECTUS

                       ELECTRO SCIENTIFIC INDUSTRIES, INC.

                         100,000 Shares of Common Stock
                               (without par value)


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The Common Stock of Electro Scientific Industries, Inc. ("the Company") offered hereby (the "Shares") may be sold by certain shareholders of the Company (the "Selling Shareholders"). The Company will not receive any of the proceeds from the offering.

          The Common Stock of the Company is traded over-the-counter in the NASDAQ National Market System. On September 17, 1997, the closing price for the Common Stock as reported in The Wall Street Journal was $56.00 per share.

          The Shares may be offered or sold from time to time by the Selling Shareholders at market prices then prevailing, in negotiated transactions or otherwise. Brokers or dealers will receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to the sale. See "PLAN OF DISTRIBUTION."

          See "Risk Factors" on page 3 for a discussion of certain risks related to an investment in the Common Stock.

                                ---------------

          No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus. This Prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made.

                                ---------------

          Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as to which information has been given herein.

                                ---------------

               The date of this Prospectus is September 18, 1997.

                                   THE COMPANY

          Electro Scientific Industries, Inc. ("ESI" or the "Company") provides electronics manufacturers with equipment necessary to produce components used in wireless telecommunications, computers, automotive electronics, and many other electronic products. ESI believes it is the leading supplier of advanced laser systems used to adjust (trim) electronic circuitry and to improve the yield of semiconductor memory devices. ESI produces high-speed test and handling equipment used in the high-volume production of miniature capacitors. Additionally, ESI designs and manufactures machine vision products and laser electronic packaging systems for manufacturers of electronics products, including drilling micro-vias in printed circuit boards. ESI's products enable these manufacturers to reduce production costs, increase yields and improve the quality of their products. ESI's customers include manufacturers of: wireless telecommunication products (Ericsson and Motorola); automotive electronics (Delco, Ford, Nippon-Denso and Siemens); miniature capacitors (Kemet, Kyocera/AVX, Murata, Philips, and Samsung) and semiconductor memory devices (Fujitsu, Hitachi, Hyundai, IBM, Samsung and Texas Instruments).

          ESI's executive offices are located at 13900 NW Science Park Drive, Portland, OR 97229 and its telephone number is (503) 641-4141.

                              AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files periodic reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements, and other information concerning the Company may be inspected and copies may be obtained at prescribed rates at the offices of the SEC, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, as well as at the following regional offices: 7 World Trade Center, Suite 1300, New York, New York 10048; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036. The SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically. The Company has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, with respect to the securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and the exhibits thereto, which are available for inspection at no fee at the public reference section of the SEC at its principal office at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549.

          The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request to Larry T. Rapp, Corporate Secretary, Electro Scientific Industries, Inc. 13900 NW Science Park Drive, Portland, Oregon 97229, (503) 641-4141, copies of any and all of the information that has been incorporated by reference into this Prospectus, other than exhibits to such information unless such exhibits are specifically incorporated by reference therein. The information relating to the Company contained in this Prospectus does not purport to be comprehensive and should be read together with the information contained in the documents or portions of documents incorporated by reference into this Prospectus.

                                  RISK FACTORS

     The following factors should be carefully considered, in addition to the other information presented in this Prospectus. This Prospectus contains forward-looking statements which involve risks and uncertainties. ESI's actual results could differ materially from those anticipated in these forward-looking statements as a result of such risks and uncertainties, including those set forth in the following risk factors and elsewhere in this Prospectus.

Electronics Industry Downturns May Adversely Affect Operating Results

     ESI's business depends in large part upon the capital expenditures of manufacturers of electronic devices, including miniature capacitors and semiconductor memory devices, and circuits used in wireless telecommunications equipment, including pagers and cellular phones, automotive electronics, and computers. The markets for products manufactured by ESI's customers are highly cyclical and have historically experienced periodic downturns, which often have had a severe effect on the demand for capital equipment such as that sold by ESI. There is no assurance that these markets would not experience downturns in the future or that such downturns would not have a material adverse effect on ESI's operating results.

Rapid Technological Change; Dependence on New Product Introductions and Product Enhancements

     The market for ESI's products is characterized by rapidly changing technology and evolving industry standards. There can be no assurance that ESI's current technology base will continue to address current and evolving customer needs. ESI believes that its future success will depend on its ability to develop and manufacture new products and product enhancements and to introduce them successfully into the market. Failure to do so in a timely fashion could harm ESI's competitive position. The announcements or introductions of new products by ESI or its competitors may adversely affect ESI's operating results, since these announcements or introductions may cause customers to defer or forego ordering products from ESI's existing product lines.

Variability of Quarterly Operating Results

     ESI has experienced and expects to continue to experience significant fluctuations in its quarterly operating results due to a variety of factors, including the timing of new product announcements and releases by ESI and its competitors, market acceptance of new and enhanced versions of ESI's products, timing and shipment of significant orders, mix of products sold, customer cancellations or shipment delay, production delays, exchange rate fluctuations, management decisions to commence or discontinue products, length of sales cycles and cyclicality in the electronics industry.

     ESI derives a substantial portion of its net sales from the sale of a relatively small number of systems, which typically range in price from $150,000 to over $1 million. As a result, the timing of a single transaction could have a significant impact on ESI's quarterly net sales and operating results.

     ESI's backlog at the beginning of a quarter does not include all orders needed to achieve ESI's sales objectives for that quarter. Consequently, ESI's net sales and operating results for a quarter will depend upon ESI generating orders to be shipped in the same quarter that the order is received. Furthermore, a substantial portion of ESI's net sales has historically been realized near the end of each quarter. Accordingly, the failure to receive anticipated orders or delays in shipments near the end of a particular quarter, due, for example, to unanticipated shipment reschedulings or cancellations by customers or unexpected manufacturing difficulties, may cause net sales in a particular quarter to fall significantly below ESI's expectations, which would have a material adverse effect on ESI's operating results for such quarter.

     The need for continued expenditures for research and development, capital equipment and worldwide customer service and support would make it difficult for ESI to reduce its expenses in a particular quarter if ESI's sales goals for such quarter are not met. Accordingly, there can be no assurance that ESI will not sustain losses in future quarters.

Competition

     The electronics capital equipment industry is highly competitive. In each of the markets it serves, ESI faces substantial competition from established competitors, some of which have greater financial, engineering, manufacturing and marketing resources than ESI. In addition, many of ESI's customers have the potential to compete with ESI because they have developed, or have the ability to develop, manufacturing equipment for internal use. ESI's competitors in each product area can be expected to continue to improve the design and performance of their products and to introduce new products with competitive price/performance characteristics. Competitive pressures, including systems development efforts by certain of ESI's customers, often necessitate price reductions which can adversely affect operating results. Although ESI believes that it has certain technical and other advantages over its competitors, maintaining such advantages will require a continued high level of investment by ESI in research and development and sales and marketing. There can be no assurance that ESI will have sufficient resources to continue to make such investments or that ESI will be able to make the technological advances necessary to maintain such competitive advantages.

Patents and Other Intellectual Property

     ESI's success depends in part on its proprietary technology. While ESI attempts to protect its proprietary technology through patents, copyrights and trade secrets, it believes that its success will depend largely upon continued innovation and technological expertise. There can be no assurance that ESI will be able to protect its technology or that competitors will not be able to develop similar technology independently. No assurance can be given that the claims allowed on any patents held by ESI will be sufficiently broad to protect ESI's technology. In addition, no assurance can be given that any patents issued to ESI will not be challenged, invalidated, or circumvented or that the rights granted thereunder will provide competitive advantages to ESI.

     In addition, ESI and its customers from time to time receive letters from third parties, including some of ESI's competitors, alleging infringement of such parties' patent rights by ESI's products. While such letters are prevalent in ESI's industry and ESI has in the past been able to license necessary patents or technology on commercially reasonable terms, there can be no assurance that ESI would prevail in any litigation seeking damages or expenses from ESI or to enjoin ESI from selling its products on the basis of such alleged infringement, or that ESI would be able to license any valid and infringed patents on reasonable terms.

     Some customers using certain products of ESI have received a notice of infringement from Jerome H. Lemelson, alleging that equipment used in the manufacture of electronic devices infringes patents issued to Mr. Lemelson relating to "machine vision" or "barcode reader" technologies. Certain of these customers are engaged in litigation with Mr. Lemelson and, together with certain other customers, have notified ESI that they may be seeking indemnification from ESI for any damages and expenses resulting from this matter. One of ESI's customers has settled its litigation with Mr. Lemelson, and several other customers are currently engaged in litigation involving Mr. Lemelson's patents. ESI cannot predict the outcome of this or similar litigation or its effect upon ESI, and there can be no assurance that any such litigation or claim would not have a material adverse effect upon ESI's financial condition or results of operations.

Fluctuations in International Sales and Currency Exchange Rates Can Adversely Affect Results

     International sales accounted for 70.8%, 66.9% and 71% of ESI's net sales for fiscal years ended May 31, 1995, 1996, and 1997, respectively. ESI expects that international sales will continue to represent a significant percentage of net sales in the future. As a result, a significant portion of ESI's sales will be subject to certain risks, including changes in demand resulting from fluctuations in interest and currency exchange rates, as well as by factors such as the risk of government financed competition, changes in trade policies, tariff regulations, difficulties in obtaining U.S. export licenses and the difficulties of staffing and managing foreign operations.

Dependence on Key Employees

     The future success of ESI is dependent, in part, on its ability to retain certain key personnel. ESI also needs to attract additional skilled personnel in many areas of its business to continue to grow. There can be no assurance that ESI will be able to retain its existing personnel or attract additional qualified employees in the future.

Dependence on Suppliers

     Certain of the components included in ESI's systems are obtained from a single source or a limited group of suppliers. Although ESI seeks to reduce dependence on those sole and limited source suppliers, the partial or complete loss of certain of these sources could have at least a temporary adverse effect on ESI's results of operations and damage customer relationships. Further, a significant increase in the price of one or more of these components could adversely affect ESI's results of operations.

                     [THIS SPACE INTENTIONALLY LEFT BLANK.]

                              SELLING SHAREHOLDERS

          The Selling Shareholders are all former shareholders of Chip Star Inc., who acquired the Shares offered hereby in connection with the acquisition of Chip Star Inc. by ESI on June 26, 1997. The following table sets forth certain information provided to the Company by the Selling Shareholders.

                                 Shares of Common
                                Stock beneficially           Common Stock
      Name of Selling              owned as of              offered by this
        Shareholder             September     , 1997           Prospectus
      ---------------           --------------------        ----------------
      Denver Braden                  394,560                    66,667

      Angelo Mitchell                197,280                    33,333
                                                              --------
         TOTAL                                                 100,000


                              PLAN OF DISTRIBUTION

          The Shares may be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following methods: (a) block trades in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal, in a market maker capacity or otherwise, and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Shareholders in amounts to be negotiated immediately prior to the sale. The Selling Shareholders, such brokers or dealers, and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 (the "Act") in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

          Upon the Company being notified by a Selling Shareholder that any material arrangement has been entered into with a broker or dealer for the sale of Shares through a block trade or any other purchase by a broker or dealer as principal, other than a purchase as a market maker in an ordinary trading transaction, a supplemented prospectus will be filed, if required, pursuant to Rule 424 under the Act, disclosing (i) the name of such Selling Shareholder and of the participating brokers or dealers, (ii) the number of Shares involved,
(iii) the price at which such Shares will be sold, (iv) the commission paid or discounts or concessions allowed to such brokers or dealers, where applicable, (v) that such brokers or dealers did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, and (vi) other facts material to the transaction.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed by Electro Scientific Industries, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

          (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

          (c) The description of the authorized capital stock of the Company con tained in the Company's registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating the description.

          All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


                                     EXPERTS

          The consolidated financial statements and schedule of Electro Scientific Industries, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.
          --------------------------------------------

          All expenses in connection with the issuance and distribution of the securities being registered will be paid by the Company. The following is an itemized statement of these expenses:

                  Registration fee................... $  1,568

                  Legal fees.........................    1,500*

                  Accounting Fees....................      500*

                  Miscellaneous......................      100
                                                      --------

                           Total..................... $  3,768

                  ---------------

                  *  Estimated

Item 15. Indemnification of Directors and Officers.
         ------------------------------------------

          Article VII of the Company's Third Restated Articles of Incorporation indemnifies directors and officers to the fullest extent permitted by law. The effects of Article VII may be summarized as follows:

               (a) The Article grants a right of indemnification in respect of any action, suit or proceeding (other than an action by or in the right of the Company) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred, provided the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction or plea of nolo contendere does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and had reasonable cause to believe his conduct was unlawful.

               (b) The Article grants a right of indemnification in respect of any action or suit by or in the right of the Company against the expenses (including attorneys' fees) actually and reasonably incurred if the person concerned acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no right of indemnification will be granted regarding any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct unless permitted by a court.

               (c) Every person who has been wholly successful on the merits of a controversy described in (a) or (b) above is entitled to indemnification as a matter of right. Persons who have not been wholly successful on the merits are not necessarily precluded from being reimbursed by the Company for their expenses so long as (i) the Board of Directors, by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, determines that their conduct has met the standards required for indemnification set out in the Oregon statutes; (ii) independent legal counsel renders written advice that in their opinion such person has met the standards for indemnification; (iii) the stockholders determine that the person has met the standards for indemnification; or (iv) the court in which the action, suit or proceeding was pending determines that indemnification is proper.

               (d) The Company may pay expenses incurred in defending an action, suit or proceeding in advance of the final disposition thereof upon receipt of a satisfactory undertaking to repay in the event indemnification is not authorized.

               (e) The above paragraphs summarize the indemnification expressly authorized by the Oregon Business Corporation Act (the "Act"). Article VII provides for indemnification to the fullest extent permitted by law, which is intended to provide indemnification broader than that expressly authorized by the Act. It is unclear to what extent Oregon law permits such broader indemnification. The limits of lawful indemnification may ultimately be determined by the courts.

          The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any statute, agreement, vote of shareholders or directors or otherwise.

          The Company has directors' and officers' insurance coverage which insures directors and officers of the Company and its subsidiaries against certain liabilities.

          The Company has also entered into indemnity agreements with certain directors and officers. While the indemnity agreements in large part incorporate the indemnification provisions of the Act as described above, they vary from the statute in several respects. In addition to the indemnification expressly permitted under the statute, the agreements provide for indemnification for settlements in derivative lawsuits and expand coverage in proceedings involving a breach of fiduciary duty to include judgments. The contracts also require the Company to pay expenses incurred by an indemnitee in advance of final disposition of a suit or proceeding upon request of the indemnitee, without regard to the indemnitee's ability to repay the sum advanced and without prior approval of the directors, stockholders or court, or the receipt of an opinion of counsel. A claimant would thus be entitled to receive advanced expenses unless action were taken to prevent such payment. The agreements also generally shift the presumption in favor of indemnification of the indemnitee. Partial indemnification is also expressly authorized by the agreements.

Item 16. Exhibits.
         ---------

         4.1 Third Restated Articles of Incorporation of the Company. Incorporated by reference to Exhibit 3-A to Company's Annual Report on Form 10-K for the year ended May 31, 1991, File No. 0-12853.

         4.2 Bylaws of the Company. Incorporated by reference to Exhibit 3-B to the Company's Annual Report on Form 10-K for the year ended May 31, 1994, File No. 0-12853.

         5.1      Opinion of Stoel Rives.

         23.1     Consent of Independent Public Accountants.

         23.2     Consent of Stoel Rives LLP (included in Exhibit 5.1).

         24.1     Powers of Attorney.

Item 17. Undertakings.
         -------------

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each new post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on September 18, 1997.

                                       ELECTRO SCIENTIFIC INDUSTRIES, INC.


                                       By /s/ BARRY L. HARMON
                                          --------------------------------------
                                          Barry L. Harmon
                                          Senior Vice President and
                                          Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 18th day of September, 1997.

                 Signature                          Title
                 ---------                          -----

(1)  Principal Financial and
     Accounting Officer:

     /s/ BARRY L. HARMON                    Senior Vice President and
     ----------------------------------     Chief Executive Officer
         Barry L. Harmon


(2)  Principal Executive Officer:

     *DONALD R. VANLUVANEE                  President and Chief
     ----------------------------------     Executive Officer
      Donald R. Vanluvanee


(3)  Directors:

     *DAVID F. BOLENDER                     Director
     ----------------------------------
      David F. Bolender


     *DOUGLAS C. STRAIN                     Director
     ----------------------------------
      Douglas C. Strain


     *LARRY L. HANSEN                       Director
     ----------------------------------
      Larry L. Hansen

     *W. ARTHUR PORTER                      Director
     ----------------------------------
      W. Arthur Porter


     *VERNON B. RYLES, JR.                  Director
     ----------------------------------
      Vernon B. Ryles, Jr.


     *KEITH L. THOMSON                      Director
     ----------------------------------
      Keith L. Thomson


     *By /s/ BARRY L. HARMON
         ----------------------------------
         Barry L. Harmon, Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit
Number     Document Description
-------    --------------------

  4.1 Third Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3-A to the Company's Annual Report on Form 10-K for the year ended May 31, 1991, File No. 0-12853).

  4.2 Bylaws of the Company (incorporated by reference to Exhibit 3-B to the Company's Annual Report on Form 10-K for the year ended May 31, 1994, File No. 0-12853).

  5.1      Opinion of Stoel Rives LLP.

  23.1     Consent of Independent Public Accountants.

  23.2     Consent of Stoel Rives LLP (included in Exhibit 5.1).

  24.1     Powers of Attorney.